UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2023

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5582 Broadcast Court

Sarasota, FL 34240

(Address of principal executive offices, including zip code)

(978) 878-9505

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	INVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 16, 2023, INVO Bioscience Inc., a Nevada corporation (“INVO”), through Wood Violet Fertility LLC, a Delaware limited liability company (“Buyer”) and wholly owned subsidiary of INVO Centers LLC, a Delaware company wholly-owned by INVO, entered into binding purchase agreements to acquire Wisconsin Fertility Institute (the “Clinic”) for a combined purchase price of $10 million.

The purchase price is payable in four installments of $2.5 million each (which payments may be offset by assumption of certain Clinic liabilities, payable at closing and on each of the subsequent three anniversaries of closing. The sellers have the option to take all or a portion of the final three installments in shares of INVO common stock valued at $6.25, $9.09, and $14.29, for the second, third, and final installments, respectively.

The Clinic is comprised of (a) a medical practice, Wisconsin Fertility and Reproductive Surgery Associates, S.C., a Wisconsin professional service corporation d/b/a Wisconsin Fertility Institute (“WFRSA”), and (b) a laboratory services company, Fertility Labs of Wisconsin, LLC, a Wisconsin limited liability company (“FLOW”). WFRSA owns, operates and manages the Clinic’s fertility practice that provides direct treatment to patients focused on fertility, gynecology and obstetrics care and surgical procedures, and employs physicians and other healthcare providers to deliver such services and procedures. FLOW provides WFRSA with related laboratory services.

As described in greater detail in this Form 8-K and its exhibits, INVO is purchasing the non-medical assets of WFRSA and one hundred percent of FLOW’s membership interests. As reflected in the WFRSA purchase agreement, the Buyer and WFRSA will enter into a management services agreement pursuant to which WFRSA will outsource all its non-medical activities to the Buyer.

The Clinic’s audited financial statements for the years ended December 31, 2021 and 2020, attached hereto as an exhibit, reflect revenue of approximately $5.7 million and $4.5 million, respectively, and net income of approximately $2.3 million and $1.3 million respectively.

Asset Purchase Agreement

On March 16, 2023, Buyer entered into an Asset Purchase Agreement (the “APA”) with WFRSA and The Elizabeth Pritts Revocable Living Trust (the “Seller,” together with the WFRSA, the “Seller Parties”) pursuant to which Buyer agreed to acquire the Purchased Assets (as defined in the APA) related to WFRSA’s business. Buyer also agreed to assume certain liabilities of WFRSA as set forth in the APA. Certain non-clinical assets, properties and rights of WFRSA shall be excluded from the Purchased Assets including patient lists, charts, records and ledgers, all contracts with Payors (as defined in the APA); all Health Care Permits (as defined in the APA).

The Buyer will deliver to WFRSA an amount equal to (all capitalized terms as defined in the APA) the Closing Payment at closing consisting of $500,000 less Target Closing Date Debt less the Holdback Amount of $280,000. Buyer has agreed to make the following Post-Closing Additional Payments of $500,000 on each of the first three anniversaries of closing provided that Seller may elect to receive shares of INVO common stock in lieu of such cash payments as follows: (i) 80,000 shares of INVO common stock on the first additional payment date; (ii) 55,000 shares of INVO common stock on the second additional payment date and (iii) 35,000 shares of INVO common stock on the third additional payment date. The Additional Payments are secured by Seller having a subordinated lien on the Purchased Assets.

The APA contains a purchase price adjustment whereby (all capitalized terms as defined in the APA) if the Post Closing Adjustment Amount is a positive number, then Buyer shall pay to Seller an amount equal to the Post-Closing Adjustment Amount and if the Post-Closing Adjustment Amount is a negative number, then Seller shall pay to Buyer an amount equal to the absolute value of the Post-Closing Adjustment Amount, which amount will be first set off from the Holdback Amount. The Post-Closing Adjustment Amount shall be an amount equal to (i) the Closing Accounts Receivable minus the Target Accounts Receivable plus (ii) the Closing Supplies Value minus the Target Closing Supplies Value plus (iii) the Target Closing Date Debt minus the Closing Date Debt plus (iv) The Target Operating Escrow Account minus the Closing Operating Expense Amount plus (v) the Target Prepaid Amounts minus the Closing Prepaid Amounts.

The Seller Parties agreed to a five (5) year non-compete and non-solicitation provisions under the APA.

The APA is subject to certain closing conditions, including performance of all obligations under the APA and no material adverse effect.

We expect to close the transaction contemplated in the APA in the second calendar quarter of 2023.

The paragraphs above describe certain of the material terms of the APA. Such description is not a complete description of the material terms of the APA and is qualified in its entirety by reference to the APA which are included as Exhibit 10.1 to this Current Report on Form 8-K.

Membership Interest Purchase Agreement

On March 16, 2023, Buyer entered into a Membership Interest Purchase Agreement (the “MIPA”) with FLOW, IVF Science, LLC, a Wisconsin limited liability company (“IVF Science”), owned by Wael Megid, Ph.D. (“Dr. Megid”), and Dr. Elizabeth Pritts as trustee for the Elizabeth Pritts Revocable List Trust, a Trust created under the laws of the State of Wisconsin (each, a “Selling Member” and collectively, the “Selling Members”). Under the MIPA, the Selling Members agreed to sell to Buyer 100% of the Membership Interests of FLOW for a purchase price equal to (all capitalized terms as defined in the MIPA) the Initial Purchase Price, which is equal to (i) two million dollars ($2,000,000) minus (ii) the Closing Indebtedness minus (iii) any Transaction Expenses minus (iv) the Holdback Amount of $70,000. In addition to the Initial Closing Payment, Purchaser has agreed to pay to the Selling Members additional payments of $2,000,000 within 90-days of each of the first three anniversaries of closing provided that Selling Members may elect to receive shares of INVO common stock in lieu of such cash payments as follows: (i) 320,000 shares of INVO common stock on the first additional payment date; (ii) 220,000 shares of INVO common stock on the second additional payment date and (iii) 140,000 shares of INVO common stock on the third additional payment date. These additional payments are secured by the Selling Members having a lien on the assets of FLOW.

The MIPA contains (all capitalized terms as defined in the MIPA) a Post-Closing Purchase Price Adjustment whereby if the Post-Closing Adjustment Amount is a positive number then Purchaser shall pay Seller’s Representative for distribution to the Selling Members an amount equal to the Post-Closing Adjustment Amount and if the Post-Closing Adjustment Amount is a negative number, then the Selling Members shall pay to Purchaser an amount equal to the absolute value of the Post-Closing Adjustment Amount which amount will be first set off against the Holdback Amount. The Post-Closing Adjustment Amount will be determined based upon the actual Net Working Capital, the Closing Indebtedness, the Transaction Expenses, and any difference to the Estimated Net Working Capital, Estimated Closing Indebtedness, and Estimated Transaction Expenses.

The Selling Members agreed to a five (5) year non-compete and non-solicitation provisions under the MIPA.

The MIPA is subject to certain closing conditions, including performance of all obligations under the MIPA.

The MIPA provides IVF Science, upon written notice from Dr. Megid (to be given no later than March 30, 2023), an option to contribute and exchange its pro rata membership interest in FLOW for an equivalent membership interest in Buyer, in lieu of IVF Science pro rata share of the purchase price payable to the Selling Members. Upon receipt of such notice, Buyer, IVF Science and Dr Megid agree to negotiate in good faith over a period of thirty days such contribution and exchange transaction; provided, however, if the parties are unable to agree upon the terms of such transaction, IVF Science’s pro rata membership interest in FLOW will be purchased by Buyer as contemplated in the MIPA.

We expect to close the transaction contemplated in the MIPA in the second calendar quarter of 2023.

The paragraphs above describe certain of the material terms of the MIPA. Such description is not a complete description of the material terms of the MIPA and is qualified in its entirety by reference to the MIPA which are included as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The following combined financial statements of Wisconsin Fertility and Reproductive Surgery Associates, S.C., a Wisconsin professional service corporation d/b/t Wisconsin Fertility Institute (“WFRSA”) and Fertility Labs of Wisconsin, LLC, a Wisconsin limited liability company (“FLOW”) are being filed as exhibits to this Current Report on Form 8-K:

(i) The audited combined financial statements of WFRSA and FLOW as of and for the years ended December 31, 2021 and 2020 and related notes, attached as Exhibit 99.1

(ii) The unaudited combined financial statements of WFRSA and FLOW as of September 30, 2022 and for the nine months ended September 30, 2022 and 2021 and related notes, attached as Exhibit 99.2.

(b)	Pro Forma Financial Information*

(i) The unaudited combined pro forma Balance Sheet and Statement of Operations of WFRSA and FLOW. for the nine month period ended September 30, 2022; and

(ii) The unaudited combined pro forma Statement of Operations of WFRSA and FLOW for the fiscal years ended December 31, 2020 and 2021.

*Attached as Exhibit 99.3

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Asset Purchase Agreement dated March 16, 2023, by and among Wood Violet Fertility LLC, a Delaware limited liability company, Wisconsin Fertility and Reproductive Surgery Associates, S.C., a Wisconsin professional service corporation d/b/t Wisconsin Fertility Institute (and The Elizabeth Pritts Revocable Living Trust.
10.2	Membership Interest Purchase Agreement dated March 16, 2023 by and among Wood Violet Fertility LLC, a Delaware limited liability company, Fertility Labs of Wisconsin, LLC, a Wisconsin limited liability company, IVF Science, LLC, a Wisconsin limited liability company owned by Wael Megid, Ph.D. and Dr. Elizabeth Pritts as trustee for the Elizabeth Pritts Revocable List Trust, a Trust created under the laws of the State of Wisconsin.
99.1	Audited combined financial statements of Wisconsin Fertility and Reproductive Surgery Associates, S.C. and Fertility Labs of Wisconsin, LLC as of and for the years ended December 31, 2020 and 2021.
99.2	Unaudited combined financial statements of Wisconsin Fertility and Reproductive Surgery Associates, S.C. and Fertility Labs of Wisconsin, LLC as of September 30, 2022 and for the nine months ended September 30, 2022 and 2021.
99.3	Pro Forma Financial Statements listed under Item 9.01(b) above.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2023	INVO BIOSCIENCE, INC.

/s/ Steven Shum
Steven Shum
Chief Executive Officer

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